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                                                                   Exhibit 10.72

           THE SECURITIES REPRESENTED HEREBY HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE TRANSFER IS EXEMPT FROM REGISTRATION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

                         VYTERIS HOLDINGS (NEVADA), INC.
                         10% CONVERTIBLE PROMISSORY NOTE

$250,000                                                   Fair Lawn, New Jersey
                                                                January 31, 2006

        FOR VALUE RECEIVED, the undersigned, Vyteris Holdings (Nevada), Inc., a Nevada corporation (the "Issuer"), hereby unconditionally promises to pay, in accordance with the Note and Warrant Purchase Agreement (the "Note and Warrant Purchase Agreement"), dated as of the date hereof, by and between the Issuer and Spencer Trask Specialty Group, LLC, a Delaware limited liability company (the "Purchaser"), on the Maturity Date (as defined in the Note and Warrant Purchase Agreement) to the order of the Purchaser, at the office of the Purchaser located at 535 Madison Avenue, New York, NY or such other address designated by the Purchaser, in lawful money of the United States of America and in immediately available funds, the principal amount of Two Hundred Fifty Thousand ($250,000) Dollars. The Issuer further agrees to pay interest on the unpaid principal amount outstanding hereunder from time to time from the date hereof in like money at the rates and as and on the dates specified in Section 3.3 of the Note and Warrant Purchase Agreement.

        This Note is the promissory note referred to in the Note and Warrant Purchase Agreement, and is entitled to the benefits thereof, and is subject to conversion as set forth therein. This Note, and all representations, warranties, covenants and agreements contained herein and in the Note and Warrant Purchase Agreement, shall be binding upon Issuer and its successors and permitted assigns and shall inure to the benefit of the Purchaser and its successors and assigns. Issuer may not assign or delegate any of its duties or obligations under this Note without the written consent of the Purchaser, which shall not be unreasonably withheld.

        Upon the occurrence of any one or more of the Events of Default specified in the Note and Warrant Purchase Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Note and Warrant Purchase Agreement.

        All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest

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and all other notices of any kind.

        Subject to Sections 3.3 and 10.5 of the Note and Warrant Purchase Agreement, the Issuer agrees to pay all of the Purchaser's expenses, including reasonable attorneys' costs and fees, incurred in collecting sums due under this Note.

        This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                                           VYTERIS HOLDINGS (NEVADA), INC.


                                           By: /s/ Timothy J. McIntyre
                                               Name: Timothy J. McIntyre
                                               Title: President & Chief
                                                      Executive Officer


                                           By: /s/ Michael McGuinness
                                               Name: Michael McGuinness
                                               Title: Chief Financial Officer




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